Exhibit 10.2

GENERAL RELEASE

This GENERAL RELEASE (the “Agreement”), dated as set forth on the signature page, is made by and between Sempra Energy, a California corporation (the “Company”) and Michael W. Allman (“you” or “your”).

WHEREAS, you and the Company have previously entered into that certain Severance Pay Agreement dated December 31, 2011 (the “Severance Pay Agreement”); and

WHEREAS, Section 14(d) of the Severance Pay Agreement provides for the payment of a benefit to you by the Company in consideration for certain covenants, including your execution and non-revocation of a general release of claims by you against the Company and its subsidiaries and affiliates.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, you and the Company hereby agree as follows:

ONE:  Your signing of this Agreement confirms that your employment with the Company and its affiliates has terminated or will promptly terminate on the date the Company designates.

TWO:  As a material inducement for the payment of the benefit under Section 14(d) of the Severance Pay Agreement and the Additional Benefits described in subparagraph (d), and except as otherwise provided in this Agreement, you and the Company hereby irrevocably and unconditionally release, acquit and forever discharge the other from any and all Claims either may have against the other.  For purposes of this Agreement and the preceding sentence, the words “Releasee” or “Releasees” and “Claim” or “Claims” shall have the meanings set forth below:

(a)

The words “Releasee” or “Releasees” shall refer to you and to the Company and each of the Company’s owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, advisors, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, attorneys and advisors of such parent companies, divisions, subsidiaries and affiliates), benefit plans and their insurers or fiduciaries, and all persons acting by, through, under or in concert with any of them.

(b)

The words “Claim” or “Claims” shall refer to any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which you or the Company now, in the past or, except as limited by law or regulation such as the Age Discrimination in Employment Act (ADEA), in the future may have, own or hold against any of the Releasees; provided, however, that the word “Claim” or “Claims” shall not refer to any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) arising under the Excluded Programs listed in subparagraph (c).  Claims released pursuant to this Agreement by you and the Company include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, any tort, any claim that you failed to perform or negligently performed or breached your duties during employment at the Company, any legal restrictions on the Company’s right to terminate employees or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation:  (1) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (2) 42 U.S.C. § 1981 (discrimination); (3) the ADEA, 29 U.S.C. §§ 621–634 (age discrimination); (4) 29 U.S.C. § 206(d)(l) (equal pay); (5) 42 U.S.C. §§ 12101, et seq. (disability); (6) the California Constitution, Article I, Section 8 (discrimination); (7) the California Fair Employment and Housing Act (discrimination, including race, color, national origin, ancestry, physical handicap, medical condition, marital status, religion, sex or age); (8) California Labor Code Section 1102.1 (sexual orientation discrimination); (9) the Executive Order 11246 (race, color, religion, sex and national origin discrimination); (10) the Executive Order 11141 (age discrimination); (11) §§ 503 and 504 of the Rehabilitation Act of 1973 (handicap discrimination); (12) The Worker Adjustment and Retraining Act (WARN Act); (13) the California Labor Code (wages, hours, working conditions, benefits and other matters); (14) the Fair Labor Standards Act (wages, hours, working conditions and other matters); the Federal Employee Polygraph Protection Act (prohibits employer from requiring employee to take polygraph test as condition of employment); and (15) any federal, state or other governmental statute, regulation or ordinance which is similar to any of the statutes described in clauses (1) through (14).

(c)

“Excluded Programs” shall mean the following, but only to the extent, if any, that they establish duties, rights, or obligations of either party that remain operative following your termination of employment:  (1) Sempra Energy Cash Balance Plan, (2) Sempra Energy Cash Balance Restoration Plan, (3) Sempra Energy Savings Plan, (4) Sempra Energy Deferred Compensation and Excess Savings Plan, (5) Sempra Energy 2005 Deferred Compensation Plan, (6) your written Stock Option Agreements, (7) your written Restricted Stock Agreements, (8) your Executive Life Insurance Plan and all other life or casualty insurance presently in effect, (9) Executive Medical Benefits Plan and other retiree medical plans, (10) your Severance Pay Agreement, (11) any other benefit plan generally available to senior executives of the Company, or (12) any agreement, insurance policy, corporate provision, Company policy, or statutory provision affording you indemnification protection with respect to your acts of omissions while a Company employee.

(d)

“Additional Benefits” shall mean:  (1) continuation of your 2009 and 2010 long term incentive plan awards as if you had remained employed (your 2011 and 2012 awards expire on termination of employment)and (2) accelerated payment of a portion of your Severance Pay Agreement benefits, pursuant to the following provision by which Section 10 of that agreement is hereby amended unless you refuse to consent to this amendment by initialing the line at the end of the last sentence of this subparagraph:

This section does not provide for a six-month delay of lump sum cash Section 409A Payments to the extent they are exempt from Section 409A under the Treas. Reg. § 1.409A-1(b)(9)(iii) “2x2 exemption”.  That provision exempts cash lump sum Section 409A Payments that do not exceed two times the lesser of a prescribed, cost-of-living indexed amount (currently $250,000) or the employee’s annualized prior year pay.  Lump sum severance pay equal to the pro-rated bonus payable under Section 6(a)(E) shall not be eligible for the 2x2 exemption, and that bonus or a like amount of severance pay are payable under a separate stand-alone plan.  If more than one amount would qualify for the 2x2 exemption, Sempra management shall determine how to apportion the exemption among such amounts.

If you do not want your Severance Pay Agreement to be so amended, initial this line:  ___

THREE:  You and the Company expressly waive and relinquish all rights and benefits afforded by any statute (including but not limited to Section 1542 of the Civil Code of the State of California) which limits the effect of a release with respect to unknown claims.  You and the Company do so understanding and acknowledging the significance of the release of unknown claims and the waiver of statutory protection against a release of unknown claims (including but not limited to Section 1542).  Section 1542 of the Civil Code of the State of California states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Thus, notwithstanding the provisions of Section 1542 or of any similar statute, and for the purpose of implementing a full and complete release and discharge of the Releasees, you and the Company expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all Claims which are known and all Claims which you or the Company do not know or suspect to exist in your or the Company’s favor at the time of execution of this Agreement and that this Agreement contemplates the extinguishment of all such Claims.

FOUR:  The parties acknowledge that they might hereafter discover facts different from, or in addition to, those they now know or believe to be true with respect to a Claim or Claims released herein, and they expressly agree to assume the risk of possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective, in all respects, regardless of such additional or different discovered facts.

FIVE:  You hereby represent and acknowledge that you have not filed any Claim of any kind against the Company or others released in this Agreement.  You further hereby expressly agree never to initiate against the Company or others released in this Agreement any administrative proceeding, lawsuit or any other legal or equitable proceeding of any kind asserting any Claims that are released in this Agreement.

The Company hereby represents and acknowledges that it has not filed any Claim of any kind against you or others released in this Agreement.  The Company further hereby expressly agrees never to initiate against you or others released in this Agreement any administrative proceeding, lawsuit or any other legal or equitable proceeding of any kind asserting any Claims that are released in this Agreement.

SIX:  You hereby represent and agree that you have not assigned or transferred, or attempted to have assigned or transfer, to any person or entity, any of the Claims that you are releasing in this Agreement.

The Company hereby represents and agrees that it has not assigned or transferred, or attempted to have assigned or transfer, to any person or entity, any of the Claims that it is releasing in this Agreement.

SEVEN:  As a further material inducement to the Company to enter into this Agreement, you hereby agree to indemnify and hold each of the Releasees harmless from all loss, costs, damages, or expenses, including without limitation, attorneys’ fees incurred by the Releasees, arising out of any breach of this Agreement by you or the fact that any representation made in this Agreement by you was false when made.

As a further material inducement to you to enter into this Agreement, the Company hereby agrees to indemnify and hold each of the Releasees harmless from all loss, costs, damages, or expenses, including without limitation, attorneys’ fees incurred by the Releasees, arising out of any breach of this Agreement by it or the fact that any representation made in this Agreement by it was knowingly false when made.

EIGHT:  You and the Company represent and acknowledge that in executing this Agreement, neither is relying upon any representation or statement not set forth in this Agreement or the Severance Agreement.

NINE:

(a)

This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to you or any other person, or that you have any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against you or any other person, on the part of itself, its employees or its agents.  This Agreement shall not in any way be construed as an admission by you that you have acted wrongfully with respect to the Company, or that you failed to perform your duties or negligently performed or breached your duties, or that the Company had good cause to terminate your employment.

(b)

If you are a party or are threatened to be made a party to any proceeding by reason of the fact that you were an officer or director of the Company, the Company shall indemnify you against any expenses (including reasonable attorneys’ fees; provided,that counsel has been approved by the Company prior to retention, which approval shall not be unreasonably withheld), judgments, fines, settlements and other amounts actually or reasonably incurred by you in connection with that proceeding; provided,that you acted in good faith and in a manner you reasonably believed to be in the best interest of the Company.  The limitations of California Corporations Code Section 317 shall apply to this assurance of indemnification.

(c)

You agree to cooperate with the Company and its designated attorneys, representatives and agents in connection with any actual or threatened judicial, administrative or other legal or equitable proceeding in which the Company is or may become involved.  Upon reasonable notice, you agree to meet with and provide to the Company or its designated attorneys, representatives or agents all information and knowledge you have relating to the subject matter of any such proceeding.  The Company agrees to reimburse you for any reasonable costs you incur in providing such cooperation.

TEN:

(a)

As a material inducement for the benefits provided in this Agreement, you agree to refrain from making any derogatory and/or disparaging statements to any person or entity about the Company and/or the other Releasees, individually or collectively.

(b)

In the event you direct a prospective employer to contact the Company's Senior Vice President of Human Resources, such officer shall provide such prospective employer solely with your dates of employment, job title, and the fact that your employment ended by resignation.

(c)

Nothing in this paragraph shall prohibit you from providing truthful information in response to a subpoena or other legal process.

(d)

If you violate this paragraph,you will be liable as follows and there will be the following consequences:

(i)

Given your past positions with the Company, and the sensitivity of the issues with which you have dealt, you and the Company agree that damages for any violation of this paragraph will be difficult to quantify. You and the Company agree that a reasonable amount of liquidated damages will be$100,000for each material violation.You agree to pay the Company this amount of liquidated damages for each material violation of this paragraph.However, you agree that the Company may elect instead to recover actual damages for a violation if they exceed $100,000.

(ii)

Furthermore, if you violate this paragraph, the Company's waiver of certain eligibility conditions with respect to your 2009 and 2010 LTIP grants will be of no further force and effect, your potential opportunity to vest in or realize any value related to those awardswill automatically lapse, and you must refund to the Company any value you have already realized from them.

ELEVEN:  This Agreement is made and entered into in California.  This Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the State of California and applicable Federal law.  Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an “arbitrable dispute”) must be submitted to arbitration in San Diego, California.  Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the then existing JAMS arbitration rules applicable to employment disputes; provided, however, that in any event, the arbitrator shall allow reasonable discovery.  Arbitration shall be the exclusive remedy for any arbitrable dispute.  The arbitrator in any arbitrable dispute shall not have authority to modify or change the Agreement in any respect.  You and the Company shall each be responsible for payment of one-half (1/2) the amount of the arbitrator’s fee(s); provided, however, that in no event shall you be required to pay any fee or cost of arbitration that is unique to arbitration or exceeds the costs you would have incurred had any arbitrable dispute been pursued in a court of competent jurisdiction.  The Company shall make up any shortfall.  Should any party to this Agreement institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the prevailing party shall be entitled to recover from the non-prevailing party all damages, costs, expenses and attorneys’ fees incurred as a result of that action.  The arbitrator’s decision and/or award shall be rendered in writing and will be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of San Diego, or any other court of competent jurisdiction.

TWELVE:  Both you and the Company understand that this Agreement is final and binding eight (8) days after its execution and return.  Should you nevertheless attempt to challenge the enforceability of this Agreement as provided in Paragraph ELEVENor, in violation of that paragraph, through litigation, as a further limitation on any right to make such a challenge, you shall initially tender to the Company, by certified check delivered to the Company, all monies received pursuant to Section 14(d) of the Severance Pay Agreement, plus interest, and invite the Company to retain such monies and agree with you to cancel this Agreement and void the Company’s obligations under Section 14(d) of the Severance Pay Agreement.  In the event the Company accepts this offer, the Company shall retain such monies and this Agreement shall be canceled and the Company shall have no obligation under Section 14(d) of the Severance Pay Agreement.  In the event the Company does not accept such offer, the Company shall so notify you and shall place such monies in an interest-bearing escrow account pending resolution of the dispute between you and the Company as to whether or not this Agreement and the Company’s obligations under Section 14(d) of the Severance Pay Agreement shall be set aside and/or otherwise rendered voidable or unenforceable.  Additionally, any consulting agreement then in effect between you and the Company shall be immediately rescinded with no requirement of notice.  To the extent, if any, prohibited by law, if you challenge the validity of your ADEA claim waiver, this paragraph shall be inapplicable.

THIRTEEN:  Any notices required to be given under this Agreement shall be delivered either personally or by first class United States mail, postage prepaid, addressed to the respective parties as follows:

To Company:

Sempra Energy

Attn:  Joyce Rowland

Senior VP, Human Resources, Diversity & Inclusion

101 Ash Street

HQ18

San Diego, CA 92101

To You:

Your last known home address, as shown in the Company’s records

FOURTEEN:  You understand and acknowledge that you have been given a period of 21 days to review and consider this Agreement before signing it and may use as much of this 21-day period as you wish prior to signing.  You are encouraged, at your personal expense, to consult with an attorney before signing this Agreement.  You understand and acknowledge that whether or not you do so is your decision.  You may revoke this Agreement within seven (7) days of signing it.  If you wish to revoke, the Company’s Senior Vice President, Human Resources must receive written notice from you no later than the close of business on the seventh (7th) day after you have signed the Agreement.  If revoked, this Agreement shall not be effective and enforceable, and you will not receive payments or benefits under Section 14(d) of the Severance Pay Agreement or any Additional Benefits.

FIFTEEN:  This Agreement constitutes the entire agreement of the parties hereto and supersedes any and all other agreements (except the Severance Pay Agreement) with respect to the subject matter of this Agreement, whether written or oral, between you and the Company.  All modifications and amendments to this Agreement must be in writing and signed by the parties.

SIXTEEN:  Each party agrees, without further consideration, to sign or cause to be signed, and to deliver to the other party, any other documents and to take any other action as may be necessary to fulfill the obligations under this Agreement.

SEVENTEEN:  If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application; and to this end the provisions of this Agreement are declared to be severable.

EIGHTEEN:  This Agreement may be executed in counterparts.

I have read the foregoing General Release, and I accept and agree to the provisions it contains and hereby execute it voluntarily and with full understanding of its consequences.  I am aware it includes a release of all known or unknown claims.

____________________________

______________________

Michael W. Allman

Date

____________________________

Sempra Energy